                                                            Exhibit 15


To U.S. HOME CORPORATION:



We are aware that U.S. Home Corporation has incorporated by reference in its Registration Statements No. 33-64712, 33-52993, 33-00583 and 33-02775
its Form 10-Q for the quarter ended June 30, 1996, which includes our report dated July 23, 1996 covering the unaudited interim financial information contained therein. Pursuant to Regulation C of the Securities Act of 1933, that report is not considered a part of the registration statement prepared or certified by our firm within the meaning of Sections 7 and 11 of the Act.



                                          /s/ Arthur Andersen LLP
                                          ------------------------
                                          ARTHUR ANDERSEN LLP



Houston, Texas
August 8, 1996